UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2019

Grow Capital, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53548	86-0970023
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

2485 Village View Drive, Suite 180
Henderson, NV 89074
Phone: (702) 830-7919
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Item 2.01 Completion of Acquisition

On September 3, 2019, (the “Issuance Date”), Grow Capital, Inc. (the “Company”), a Nevada corporation, issued the remaining 77,675,328 unregistered restricted shares (the “Secondary Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”) to be issued to the former shareholders (the “Bombshell Holders”) of Bombshell Technologies, Inc. (“Bombshell”), a Nevada corporation, as consideration for the Company’s acquisition of Bombshell.  Pursuant to the terms of the stock exchange agreement (as amended, the “Exchange Agreement”), dated June 26, 2019, by and between Bombshell, the Bombshell Holders, and the Company, the Company had previously issued 33,000,000 shares of Common Stock (the “Closing Shares” and together with the Secondary Shares, the “Consideration Shares”) to the Bombshell Holders at the closing of the Bombshell acquisition on July 23, 2019 (the “Closing”). The Closing and the issuance of the Closing Shares were previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 24, 2019. At the Closing, Bombshell became a wholly-owned subsidiary of the Company.  The Consideration Shares were issued to the Bombshell Holders at a per share price of $0.08159 for an aggregate value of $9,030,000. After issuance of the Consideration Shares on September 3, 2019, the Company had 250,563,917 shares of Common Stock outstanding.

Pursuant to the terms of the Exchange Agreement, the Secondary Shares were issued to the Bombshell Holders after the Company filed amended and restated articles of incorporation (the “Charter Amendment”) with the state of Nevada to increase the number of authorized shares available for issuance by the Company.  The Company filed the Charter Amendment with the state of Nevada effective September 3, 2019.  The Charter Amendment increased the authorized capital of the Company to 550,000,000 shares (the “Share Increase”), consisting of 500,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.001.  The Charter Amendment was approved by the Company’s Board of Directors on July 23, 2019 and recommended to the Company’s stockholders and stockholders holding a majority of the outstanding shares of the Company’s stock approved the Charter Amendment effective July 25, 2019.  The foregoing description of the Charter Amendment is a summary and is qualified in its entirety by reference to the Charter Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

All of the Secondary Shares were issued in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Bombshell Holders include certain limited liability companies beneficially owned by (i) Jonathan Bonnette, the Company’s Chief Executive Officer and a director of the Company, (ii) Joel Bonnette, the sole director and the Chief Executive Officer of Bombshell and the brother of Jonathan Bonnette, and (iii) Terry Kennedy, a beneficial owner of more than 10% of the Company’s Common Stock.

The Company issued a press release announcing the issuance of the Secondary Shares on September 4, 2019, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item is included under Item 2.01 of this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information required by this Item is included under Item 2.01 of this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

3.1	Amended and Restated Articles of Incorporation of Grow Capital, Inc., effective September 3, 2019.
99.1	Press Release of Grow Capital, Inc., dated September 9, 2019

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grow Capital, Inc.

By: /s/ Jonathan Bonnette

Jonathan Bonnette
Chief Executive Officer

Dated: September 9, 2019